Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)
(Form Type)

Rithm Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	47,597,270 (1)(2)		(3)			Form S-3ASR(3)	333-232952(3)	September 18, 2020(3)	$40,880.72(3)
	Total Offering Amounts							N/A
	Total Fees Previously Paid							$40,880.72
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement also covers such additional shares of common stock, par value $0.01 per share (“Common Stock”) as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the warrants issued in conjunction with the three year senior secured term loan facility agreement entered into by the Registrant on May 20, 2020 (the “2020 Loan Facility”).

(3)
The securities registered hereby consist of 43,441,603 shares of Common Stock previously registered pursuant to the Registrant’s registration statement on Form S-3ASR (Registration No. 333-232952) filed with the SEC on September 18, 2020 (the “Prior Registration Statement”), along with 4,155,667 shares of Common Stock that became issuable as a result of anti-dilution adjustment in accordance with the terms of the warrants issued in conjunction with the 2020 Loan Facility. Pursuant to Rule 415(a)(6) under the Securities Act, all of the $40,880.72 registration fee previously paid by the Registrant in connection with such securities will continue to be applied to such securities, and the offering of the securities registered under the Prior Registration Statement will be deemed terminated as of the date of the filing of this prospectus supplement.